Exhibit 10.5

LOAN AGREEMENT

    This LOAN AGREEMENT entered into at Chicopee, Massachusetts, as of June 4, 2003, between Duane C Bennett, an individual, with an address of 18 Brookmont Drive, Wilbraham, Massachusetts 01095-1737 (the "Borrower") and CHICOPEE SAVINGS BANK, a Massachusetts Savings Bank with an address of 70 Center Street, Chicopee, Massachusetts 01014-0300 (the "Bank").

    FOR VALUE RECEIVED, and in consideration of the granting by the Bank of financial accommodations to or for the benefit of the Borrower, including without limitation respecting the Obligations (as hereinafter defined), the Borrower represents and agrees with the Bank, as of the date hereof and as of the date of each loan, credit and/or other financial accommodation, as follows:

1 THE LOAN

1.1  Loan. Subject to the terms and conditions of this Agreement, the Bank hereby agrees to make a loan to the Borrower in the original principal amount of $272,000.00 (the "Loan"). The Loan shall be evidenced by that certain Note, of even date herewith (the "Note") by Duane C Bennett in favor of the Bank in the original principal amount of $272,000.00. This Agreement, the Note, and any and all other documents, amendments or renewals executed and delivered in connection with any of the foregoing are collectively hereinafter referred to as the "Loan Documents".

1.2  Definitions. The following definitions shall apply:

(a)	"Code" shall mean the Massachusetts Uniform Commercial Code, General Laws, Chapter 106 as amended from time to time.

(b)
"Obligation(s)[1]' shall mean, without limitation, all loans, advances, indebtedness, notes, liabilities and amounts, liquidated or unliquidated, owing by the Borrower to the Bank at any time, of each and every kind, nature and description, whether arising under this Agreement or otherwise, and whether secured or unsecured, direct or indirect (that is, whether the same are due directly by the Borrower to the Bank; or are due indirectly by the Borrower to the Bank as endorser, guarantor or other surety, or as borrower of obligations due third persons which have been endorsed or assigned to the Bank, or otherwise), absolute or contingent, due or to become due, now existing or hereafter arising or contracted, including, without limitation, payment when due of all amounts outstanding respecting any of the Loan Documents. Said term shall also include all interest and other charges chargeable to the Borrower or due from the Borrower to the Bank from time to time and all costs and expenses referred to in this Agreement.

(c)
"Person" or "party" shall mean individuals, partnerships, corporations, limited liability companies and all other entities. All words and terms used in this Agreement other than those specifically defined herein shall have the meanings accorded to them in the Code.

2. REPRESENTATIONS AND WARRANTIES

2.1 Records All books and records of the Borrower's Business, including but not limited to its books of account, are accurate and up to date and will be so maintained.

2.2  Title to Properties: Absence of Liens. Borrower has good and clear record and marketable title to all of its properties and assets, and all of its properties and assets are free and clear of all mortgages, liens, pledges, charges, encumbrances and setoffs, except (a) the mortgages, deeds of trust and security interests as set forth on Schedule 2.2, if any, and (b) the leases of personal property as set forth on Schedule 2.2, if any.

2.3  Places of Business. Borrower's chief executive office is correctly stated in the preamble to this Agreement, and Borrower shall, during the term of this Agreement, keep the Bank currently and accurately informed in writing of each of its other places of business, and shall not change the location of such chief executive office or open or close, move or change any existing or new place of business without giving the Bank at least thirty (30) days prior written notice thereof.

2.4 Valid Obligations. The Loan Documents represent legal, valid and binding obligations of Borrower and are fully enforceable according to their terms, except as limited by laws relating to the enforcement of creditors' rights.

2.5  Conflicts. There is no provision in Borrower's organizational or charter documents, if any, or in any indenture, contract or agreement to which Borrower is a party which prohibits, limits or restricts the execution, delivery or performance of the Loan Documents.

2.6  Governmental Approvals. The execution, delivery and performance of the Loan Documents does not require any approval of or filing with any governmental agency or authority.

2.7  Litigation. There are no actions, suits or proceedings pending or to the knowledge of Borrower threatened against Borrower which might materially adversely affect the ability of Borrower to conduct its business or to pay or perform the Obligations.

2.8  Taxes. Borrower has filed all Federal, state and other tax returns required to be filed (except for such returns for which current and valid extensions have been filed), and all taxes, assessments and other governmental charges due from the Borrower have been fully paid. The Borrower has established on its books reserves adequate for the payment of all Federal, state and other tax liabilities (if any).

2.9  Use of Proceeds. No portion of any loan is to be used for (i) the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. 221 and 224 or (ii) primarily personal, family or household purposes.

3. AFFIRMATIVE COVENANTS

3.1  Payments and Performance. Borrower will duly and punctually pay all Obligations becoming due to the Bank and will duly and punctually perform all Obligations on its part to be done or performed under this Agreement.

3.2  Books and Records; Inspection. Borrower will at all times keep proper books of account in which full, true and correct entries will be made of its transactions in accordance with generally accepted accounting principles, consistently applied and which are, in the opinion of a Certified Public Accountant acceptable to Bank, adequate to determine fairly the financial condition and the results of operations of Borrower. Borrower will at all reasonable times make its books and records available in its offices for inspection and examination by the Bank and the Bank's representatives and will permit inspection of all of its properties by the Bank and the Bank's representatives. Borrower will from time to time furnish the Bank with such information and statements as the Bank may request in its sole discretion with respect to the Obligations.

3.3  Financial Statements. Borrower will furnish to Bank:

(a)	in the event Borrower is operating a sole proprietorship doing business under a so-called "d/b/a":

(i) as soon as available to Borrower, but in any event within 120 days after the dose of each fiscal year, a full and complete signed copy of financial statements, which shall include a balance sheet of the Borrower, as at the end of such year, and statement of profit and loss of the Borrower reflecting the results of its operations during such year and shall be prepared by the Borrower and certified by Borrower's chief financial officer as to correctness in accordance with generally accepted accounting principles, consistently applied;

(b)	Borrower's filed Federal and state tax returns for the prior year on or before May 1 each such year or by such other date approved by the Bank;

(c)	from time to time, such financial data and information about Borrower as Bank may reasonably request including without limitation copies of any rent rolls and leases; and

(d)	any financial data and information about any guarantors of the Obligations as Bank may reasonably request.

3.4  Conduct of Business. The Borrower will comply with all laws and regulations of the United States, and of any state or states thereof, and of any political subdivision thereof and of any governmental authority which may be applicable to it or to "its business; provided that this covenant shall not apply to any tax, assessment or charge which is being contested in good faith and with respect to which reserves have been established and are being maintained.

3.5  Contact with Accountant. The Borrower hereby authorizes the Bank to directly contact and communicate with any accountant employed by Borrower in connection with the review and/or maintenance of Borrower's books and records or preparation of any financial reports delivered by or at the request of Borrower to Bank.

3.6  Operating and Deposit Accounts. The Borrower shall maintain with the Bank its primary operating and deposit accounts. At the option of the Bank, all loan payments and fees will automatically be debited from the Borrower's primary operating account and all advances will automatically be credited to the Borrower's primary operating account.

3.7  Taxes. Borrower will promptly pay all real and personal property taxes, assessments and charges and alt franchise, income, unemployment, old age benefits, withholding, sales and other taxes assessed against it or payable by it before delinquent; provided that this covenant shall not apply to any tax assessment or charge which is being contested in good faith and with respect to which reserves have been established and are being maintained.

3.8  Maintenance. Borrower will keep and maintain its properties, If any, in good repair, working order and condition. The Borrower will immediately notify the Bank of any loss or damage to or any occurrence which would adversely affect the value of any such property.

3.9  Insurance. Borrower will maintain in force casualty insurance on any property of the Borrower, if any, against risks customarily insured against by companies engaged in businesses similar to that of the Borrower containing such terms and written by such companies as may be satisfactory to the Bank, such insurance to be payable to the Bank as its interest may appear in the event of loss and to name the Bank as insured pursuant to a standard loss payee clause; no loss shall be adjusted thereunder without the Bank's approval; and all such policies shall provide that they may not be canceled without first giving at least thirty (30) days' written notice of cancellation to the Bank. In the event that the Borrower fails to provide evidence of such insurance, the Bank may. at is option, secure such insurance and charge the cost thereof to the Borrower. At the option of the Bank, all insurance proceeds received from any loss or damage to any property shall be applied either to the replacement or repair thereof or as a payment on account of the Obligations. From and after the occurrence of an Event of Default, the Bank is authorized to cancel any insurance maintained hereunder and apply any returned or unearned premiums, all of which are hereby assigned to the Bank, as a payment on account of the Obligations.

3.10  Notification of Default. Within five (5) days of becoming aware of the existence of any condition or event which constitutes an Event of Default, or any condition or event which would upon notice or lapse of time, or both, constitute an Event of Default, Borrower shall give Bank written notice thereof specifying the nature and duration thereof and the action I or proposed to be taken with respect thereto.

3.11  Notification of Material Litigation. Borrower will promptly notify the Bank in writing of any litigation or of any investigative proceedings of a governmental agency or authority commenced or threatened against it which would or might be materially adverse to the financial condition of Borrower or any guarantor of the Obligations.

3.12  Pension Plans. With respect to any pension or benefit plan maintained by Borrower, or to which Borrower contributes ("Plan"), the benefits under which are guarantied, in whole or in part, by the Pension Benefit Guaranty Corporation created by the Employee Retirement Income Security Act of 1974, P.L. 93- 406, or any governmental authority succeeding to any or all of Tie functions of the Pension Benefit Guaranty Corporation ("Pension Benefit Guaranty Corporation"), Borrower will (a) fund each Plan as required by the provisions of Section 412 of the Internal Revenue Code of 1986, as amended; (b) cause each Plan to pay all benefits when due; (c) furnish Bank (i) promptly with a copy of any notice of each Plan's termination sent to the Pension Benefit Guaranty Corporation and (ii) no later than the date of submission to the Department of Labor or to the Internal Revenue Service, as the case may be, a copy of any request for waiver from the funding standards or extension of the amortization periods required by Section 412 of the Internal Revenue Code of 1986, as amended; and (d) subscribe to any contingent liability insurance provided by the Pension Benefit Guaranty Corporation to protect against employer liability upon termination of a guarantied pension plan, if available to Borrower.

3.13  Environmental. As of the date hereof neither the Borrower nor any of Borrower's agents, employees or independent contractors (1) have caused or are aware of a release or threat of release of Hazardous Materials (as defined herein) on any of the premises or personal property owned or controlled by Borrower, or any abutting property, which could give rise to liability under any Environmental Law (as efined herein) or any other Federal, state or local law, rule or regulation; (2) have arranged for the ransport of or transported any Hazardous Materials in a manner as to violate, or result In potential iabilities under, any Environmental Law; (3) have received any notice, order or demand from the nvironmental Protection Agency or any other Federal, state or local agency under any Environmental aw; (4) have incurred any liability under any Environmental Law in connection with the mismanagement, mproper disposal or release of Hazardous Materials; or (5) are aware of any inspection or investigation of ny of the premises or personal property owned or controlled by Borrower or abutting property by any ederal, state or local agency for possible violations of any Environmental Law.

To the best of Borrower's knowledge, no prior owner or tenant of any premises or property presently controlled or owned by Borrower committed or omitted any act which caused the release of Hazardous Materials on such premises or property which could give rise to a lien thereon by any Federal, state or local government. No notice or statement of claim or lien affecting any property or premises owned or controlled by Borrower has been recorded or filed in any public records by any Federal, state or local government for costs, penalties, fines or other charges as to such property.

Borrower agrees to indemnify and hold Bank harmless from all liability, loss, cost, damage and expense, including attorney fees and costs of litigation, arising from any and all of its violations of any Environmental Law (including those arising from any lien by any Federal, state or local government arising from the presence of Hazardous Materials) or from the presence of Hazardous Materials located on or emanating from any of the premises owned or controlled by the Borrower. Borrower further agrees to reimburse Bank upon demand for any costs incurred by Bank in connection with the foregoing.

Borrower agrees that its obligations hereunder shall be continuous and shall survive the repayment of ail debts to Bank.

    The term "Hazardous Materials" Includes but is not limited to any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Law or that may have a negative impact on human health or the environment, including but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives.

    The term "Environmental Law" means any present and future Federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Materials, relating to liability for or costs of remediation or prevention of releases of Hazardous Materials or relating to liability for or costs of other actual or threatened danger to human health or the environment. The term "Environmental Law" includes, but is not limited to. the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks): the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act the Toxic Materials Control Act the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; the River and Harbors Appropriation Act and the Massachusetts Hazardous Waste Management Act, M.G.L. Chapter 21C, and the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, M.G.L. Chapter 21E.

4. NEGATIVE COVENANTS

4.1  Limitations on Indebtedness. Borrower shall not issue any evidence of indebtedness or create,assume, guarantee, become contingently liable for, or suffer to exist indebtedness in addition to indebtedness to the Bank, except indebtedness or liabilities of Borrower, other than for money borrowed, incurred or arising in the ordinary course of business.

4.2  Loans or Advances. Borrower shall not make any loans or advances to any individual, firm or orporation, including without limitation its employees; provided, however, that Borrower may make advances to its employees, with respect to expenses incurred or to be incurred by such employees in the ordinary course of business which expenses are reimbursable by Borrower; and provided further, however, that Borrower may extend credit in the ordinary course of business in accordance with customary trade practices.

4.3  Capital Expenditures. The Borrower shall not, directly or indirectly, make or commit to make capital expenditures by lease, purchase, or otherwise, except in the ordinary and usual course of business for the purpose of replacing machinery, equipment or other personal property which, as a consequence of wear, duplication or obsolescence, is no longer used or necessary in the Borrower's business.

4.4  Sale of Assets. Borrower shall not sell, lease or otherwise dispose of any of its assets, except in the ordinary and usual course of business and except for the purpose of replacing machinery, equipment or other personal property which, as a consequence of wear, duplication or obsolescence, is no longer used or necessary in the Borrower's business, provided that fair consideration Is received therefor; provided, however, in no event shall the Borrower sell, lease or otherwise dispose of any equipment purchased with the proceeds of any loans made by the Bank.

4.5Restriction on Liens. Borrower shall not grant any security interest in, or mortgage of, any of its properties or assets. borrower shall not agree with any person other than the Bank to not grant any security interest in, or mortgage of. any of its properties or assets including the Collateral.

4.6 Other Business. Borrower shall not engage in any business other than the business in which it is currently engaged or a business reasonably allied thereto.

4.7Change of Name. Borrower shall not change its legal name or his or her primary residence, without giving the Bank at least 30 days prior written notice thereof.

5. DEFAULT

5.1 Default. "Event of Default" Shalt mean the occurrence of one or more of any of the following events:

(a)
default of any liability, obligation or undertaking of the Borrower or any guarantor of the Obligations to the Bank, hereunder or otherwise, including failure to pay in full and when due any installment of principal or interest or default of the Borrower or any guarantor of the Obligations under any other Loan Document;

(b)	failure of the Borrower or any guarantor of the Obligations to maintain aggregate collateral security value satisfactory to the Bank;

(c)	default of any material liability, obligation or undertaking of the Borrower or any guarantor of the Obligations to any other party;

(d)
if any statement, representation or warranty heretofore, now or hereafter made by the Borrower or any guarantor of the Obligations in connection with this Agreement or in any supporting financial statement of the Borrower or any guarantor of the Obligations shall be determined by the Bank to have been false in any material respect when made;

(e)
If the Borrower or any guarantor of the Obligations is a corporation, trust, partnership or limited liability company, the Iiquidation, termination or dissolution of any such organization, or the merger or consolidation of such organization into another entity, or its ceasing to carry on actively its present business or the appointment of a receiver for its property;

(f)
the death of the Borrower or any guarantor of the Obligations and, if the Borrower or any guarantor of the Obligations is a partnership or limited liability company, the death of any partner or member;

(g)
the institution by or against the Borrower or any guarantor of the Obligations of any proceedings under the Bankruptcy Code 11 USC §101 et seq. or any other law in which the Borrower or any guarantor of the Obligations is alleged to be insolvent or unable to pay its debts as they mature, or the making by the Borrower or any guarantor of the Obligations of an assignment for the benefit of creditors or the granting by the Borrower or any guarantor of the
Obligations of a trust mortgage for the benefit of creditors;

(h)	the service upon the Bank of a writ in which the Bank is named as trustee of the Borrower or any guarantor of the Obligations;

(i)
a judgment or judgments for the payment of money shall be rendered against the Borrower or any guarantor of the Obligations, and any such judgment shall remain unsatisfied and in effect for any period of thirty (30) consecutive days without a stay of execution;

(j)	any levy, lien (including mechanics lien), seizure, attachment, execution or similar process shall be issued or levied on any of the property of the Borrower or any guarantor of the Obligations;

(k)	the termination of any guaranty of the Obligations;

(l)
the occurrence of such a change in the condition or affairs (financial or otherwise) of the Borrower or any guarantor of the Obligations, or the occurrence of any other event or circumstance, such that the Bank, in its sole discretion, deems that it is insecure or that the prospects for timely or full payment or performance of any obligation of the Borrower or any guarantor of the Obligations to the Bank has been or may be impaired.

5.2  Acceleration. If an Event of Default shall occur, at the election of the Bank, all Obligations shall become immediately due and payable without notice or demand, except with respect to Obligations payable on DEMAND, which shall be due and payable on DEMAND, whether or not an Event of Default has occurred.

5.3  Nonexclusive Remedies. All of the Bank's rights and remedies not only under the provisions of this Agreement but also under any other agreement or transaction shall be cumulative and not alternative or exclusive, and may be exercised by the Bank at such time or times and in such order of preference as the Bank in its sole discretion may determine.

6. MISCELLANEOUS

6.1  Waivers. The Borrower waives notice of intent to accelerate, notice of acceleration, notice of nonpayment, demand, presentment, protest or notice of protest of any obligations, and all other notices, consents to any renewals or extensions of time of payment thereof, and generally waives any and all suretyship defenses and defenses in the nature thereof.

6.2  Waiver of Homestead. To the maximum extent permitted under applicable Iaw, the Borrower hereby waives and terminates any homestead rights and/or exemptions respecting any of its property under the provisions of any applicable homestead laws, including without limitation, Chapter 188, Section 1, of the General Laws of Massachusetts.

6.3  Severability. If any provision of this Agreement or portion of such provision or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Agreement (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

6.4  Set-Off. The Borrower hereby grants to the Bank a continuing lien and security interest in any and all deposits or other sums at any time credited by or due from the Bank (or any of its banking or lending affiliates, or any bank acting as a participant under any loan arrangement between the Bank and the Borrower, or any third party acting on the Bank's behalf (collectively, the "Bank Affiliates")) to the Borrower and any cash, securities, instruments or other property of the Borrower in the possession of the Bank or any Bank Affiliate, whether for safekeeping or otherwise, or in transit to or from the Bank or any Bank Affiliate (regardless of the reason the Bank or Bank Affiliate had received the same or whether the Bank or Bank Affiliate has conditionally released the same) as security for the full and punctual payment and performance of all of the liabilities and obligations of the Borrower to the Bank or any Bank Affiliate and such deposits and other sums may be applied or set off against such liabilities and obligations of the Borrower to the Bank or any Bank Affiliate at any time, whether or not such are then due. whether or not demand has been made and whether or not other collateral is then available to the Bank or any Bank Affiliate.

6.5  Indemnification. The Borrower shall indemnify, defend and hold the Bank harmless of and from any claim brought or threatened against the Bank by the Borrower, any guarantor or endorser of the Obligations, or any other person (as well as from reasonable attorneys' fees and expenses in connection therewith) on account of the Bank's relationship with the Borrower, or any guarantor or endorser of the Obligations (each of which may be defended, compromised, settled or pursued by the Bank with counsel of the Bank's election, but at the expense of the Borrower), except for any claim arising out of the gross negligence or willful misconduct of the Bank. The within i ndemnification shad survive payment of the Obligations, and/or any termination, release or discharge executed by the Bank in favor of the Borrower.

6.6  Costs and Expenses. The Borrower shall pay to the Bank any and all costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements, court costs, litigation and other expenses) incurred or paid by the Bank in establishing, maintaining, protecting or enforcing any of the Bank's rights or the Obligations, including, without limitation, any and all such costs and expenses incurred or paid by the Bank in defending the Bank's security interest in, title or right to any collateral or in collecting or attempting to collect or enforcing or attempting to enforce payment of any Obligation.

6.7  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

6.8  Complete Agreement. This Agreement and the other Loan Documents constitute the entire agreement and understanding between and among the parties hereto relating to the subject matter hereof, and supersedes, all prior proposals, negotiations, agreements and understandings among the parties hereto with respect to such subject matter.

6.9  Binding Effect of Agreement. This Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, and shall remain in full force and effect (and the Bank shall be entitled to rely thereon) until terminated as to future transactions by written notice from either party to the other party of the termination hereof; provided that any such termination shall not release or affect any Obligations incurred or rights accrued hereunder prior to the effective date of such notice (as hereinafter defined) of such termination. The Bank may transfer and assign this Agreement and deliver it to the assignee, who shall thereupon have all of the rights of the Bank; and the Bank shall then be relieved and discharged of any responsibility or liability with respect to this Agreement. The Borrower may not assign or transfer any of its rights or obligations under this Agreement. Except as expressly provided herein or in the other Loan Documents, nothing, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

6.10  Further Assurances. Borrower will from time to time execute and deliver to Bank, and take or cause to be taken, alt such other or further action as Bank may request m order to effect and confirm or vest more securely in Bank all rights contemplated by this Agreement and the other Loan Documents or to comply with applicable statute or law.

6.11  Amendments and Waivors. This Agreement may be amended and Borrower may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if Borrower shall obtain the Bank's prior written consent to each such amendment, action or omission to act. No delay or omission on the part of Bank in exercising any right hereunder shall operate as a waiver of such right or any other right and waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy of Bank on any future occasion.

6.12  Terms of Agreement. This Agreement shall continue in full force and effect so long as any Obligations or obligation of Borrower to Bank shall be outstanding, or the Bank shall have any obligation to extend any financial accommodation hereunder, and is supplementary to each and every other agreement between Borrower and Bank and shall not be so construed as to limit or otherwise derogate from any of the rights or remedies of Bank or any of the liabilities, obligations or undertakings of Borrower under any such agreement, nor shall any contemporaneous or subsequent agreement between Borrower and the Bank be construed to limit or otherwise derogate from any of the rights or remedies of Bank or any o f t he I labilities, o bligations o r u ndertakings o f Borrower hereunder, u nless s uch o ther a greement specifically refers to this Agreement and expressly so provides.

6.13 Notices. Any notice under or pursuant to this Agreement shall be a signed writing or other authenticated record (within the meaning of Article 9 of the Code). Any such notice shall be deemed duly received and effective (i) if delivared in hand to, or received by, any officer or agent of the Borrower or the Bank, upon such delivery or receipt, or (ii) if mailed by registered or certified mail, return receipt requested, postage prepaid, and properly addressed to the Borrower or the Bank, two (2) business days after being so mailed. A party's proper address is that set forth for such party in this Agreement or such address as that party may from time to time hereafter designate by notice to the other party.

6.14 Governing Law. This Agreement shall take effect as a sealed instrument and has been executed or completed and/or is to be performed in Massachusetts, and it and all transactions thereunder or pursuant thereto shall be governed as to interpretation, validity, effect, rights, duties and remedies of the parties thereunder and in all other respects by the domestic laws of Massachusetts.

6.15 Reproductions. This Agreement and all documents which have been or may be hereinafter furnished by Borrower to the Bank may be reproduced by the Bank by any photographic, photostatic, microfilm, xerographic or similar process, and any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business).

6.16  Venue. Borrower irrevocably submits to the nonexclusive jurisdiction of any Federal or state court sitting in Massachusetts, over any suit, action or proceeding arising out of or relating to this Agreement. Borrower irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum. Borrower hereby consents to any and all process which may be served in any such suit, action or proceeding, (i) by mailing a copy thereof by registered and certified mail, postage prepaid, return receipt requested, to the Borrower's address shown in this Agreement or as notified to the Bank and (ii) by serving the same upon the Borrower in any other manner otherwise permitted by law, and agrees that such service shall in every respect be deemed effective service upon Borrower.

6.17  JURY WAIVER. THE BORROWER AND BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, (A) WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS AGREEMENT, THE OBLIGATIONS, ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND (B) AGREE NOT TO SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE, OR HAS NOT BEEN, WAIVED. THE BORROWER CERTIFIES THAT NEITHER THE BANK NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT IN THE EVENT OF ANY SUCH PROCEEDING SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

Executed as an instrument under seal as of June 4, 2003.

Witness:                                                                                          Borrower

 /s/ Jeffrey S. Bohnet                                                                        /s/ Duane C Bennett
Jeffrey S. Bohnet                                                                             Duane C Bennett, individually

Accepted: CHICOPEE SAVINGS BANK

By: /s/ Guida Sajdak
Name: Guida Sajdak
Title: Assistant Vice President

BUYER: DUANE C. BENNETT

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3-STORY APARTMENT HOUSE
#84-86
PAVED DRIVEWAY
10' COMMON DRIVE (BK. 2306-PG. 513)
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COCHRAN STREET

NOTE:
THIS PLAT IS COMPILED FROM OTHER PLANS, DEED DIMENSIONS AND OTHER SOURCES OF INFORMATION, IS NOT TO BE CONSTRUED AS AN ACCURATE SURVEY, AND IS SUBJECT TO CHANGES AS A MORE ACCURATE SURVEY MAY DISCLOSE.

DEED REFERENCE: HAMPDEN COUNTY; BK. 11693-PG. 427
LOT 21; BK. 474-PG. 601

TO CHICOPEE SAVINGS BANK AND CHICAGO TITLE INSURANCE COMPANY:

TO THE BEST OF MY KNOWLEDGE, INFORMATION AND BELIEF, I HEREBY REPORT THAT I HAVE EXAMINED THE PREMISES AND THAT THIS INSPECTION PLAT SHOWS THE BUILDINGS AS LOCATED ON THE PREMISES DESCRIBED, THAT THE BUILDINGS ARE ENTIRELY WITHIN LOT LINES, AND THAT THERE ARE NO ENCROACHMENTS UPON THE PREMISES DESCRIBED BY BUILDINGS OF ANY ADJOINING PREMISES, EXCEPT AS INDICATED. I FURTHER REPORT THAT, TO THE BEST OF MY KNOWLEDGE, THERE ARE NO EASEMENTS OF RECORD AFFECTING THE TRACT SHOWN HEREON, EXCEPT AS NOTED.

Robert H. Aseltine
ROBERT H ASELTINE, RLS

I HEREBY REPORT THAT THE PREMISES SHOWN ON THIS PLAT ARE NOT LOCATED WITHIN A FLOOD HAZARD AREA AS SHOWN ON DEPARTMENT OF H.U.D. FEDERAL INSURANCE ADMINISTRATION MAPS.

Robert H. Aseltine
ROBERT H ASELTINE, RLS

MORTGAGE LOAN INSPECTION

PLAT OF LAND LOCATED AT

#84-86 COCHRAN STREET
CHICOPEE, MASS.

MAY 30, 2003

COMMONWEALTH OF MASSACHUSETTS
ROBERT H. ASELTINE No. 24047
REGISTERED LAND SURVEYOR

Robert H. Aseltine

ROBERT H ASELTINE
REGISTERED LAND SURVEYOR
330 POPLAR AVENUE
WEST SPRINGFIELD, MASS.

Loan No.______
ADJUSTABLE TERM NOTE

June 4, 2003

$272,000.00                                                                                                                                                                                           Chicopee. Massachusetts

    For value received, the undersigned Duane C Bennett, an individual , with an address of 18 Brookmont Drive, Wilbraham, Massachusetts 01095-1737 (the "Borrower"), promises to pay to the order of CHICOPEE SAVINGS BANK, a Massachusetts Savings Bank with an address of 70 Center Street, Chicopee, Massachusetts 01014-0300 (together with its successors and assigns, the "Bank"), the principal amount of Two Hundred Seventy-Two Thousand Dollars and Zero Cents ($272,000.00) on or before June 4, 2013 (the "Maturity Date"), as set forth below, together with interest from the date hereof on the unpaid principal balance from time to time outstanding until paid in full. The Borrower shall pay consecutive monthly installments of principal and interest, as follows: $3,158.15 on July 4, 2003, and the same amount (except the last installment which shatl be the unpaid balance) on the 4m of each month thereafter. The aggregate principal balance outstanding shall initially bear interest thereon at a per annum rate equal to 7.00%. The interest rate on the aggregate principal balance shall change on June 4, 2010 (the "Change Date") to Three Percent (3.00%) above the Treasury Index. On the Change Date each monthly installment due and payable shall be recalculated (increased or reduced) to reflect the adjusted interest rate, the outstanding principal balance at such time and the remaining term of the 10 year amortization period commencing on the date of this Note in accordance with the Bank's calculation in the Bank's sole discretion.

    Treasury Index means the monthly average yield on United States Treasury securities, adjusted to a constant maturity equal to the Applicable Treasury Rate Period (as hereinafter defined), or, in the event the Treasury index is no longer available, the base, reference or other rate then designated by the Bank, in its sole discretion, for general commercial loan reference purposes, it being understood that such rate is a reference rate, not necessarily the lowest, established from time to time, which serves as the basis upon which effective interest rates are calculated for Joans making reference thereto. The Applicable Treasury Rate Period is seven years.

    This Note is secured by all collateral granted to the Bank by the Borrower or any endorser or guarantor hereof or by any other party and shall be secured by any additional collateral hereafter granted to the Bank by the Borrower or any endorser or guarantor hereof or by any other party.

    Principal and interest shall be payable at the Bank's main office or at such other place as the Bank may designate in writing in immediately available funds in lawful money of the United States of America without set-off, deduction or counterclaim. Interest on this Note is computed on a 30/360 simple interest basis; that is, with the exception of odd days in the first payment penod, monthly interest is calculated by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by a month of 30 days. Interest for the odd days is calculated on the basis of the actual days to the next full month and a 360-day year.

    At the option of the Bank, this Note shall become immediately due and payable without notice or demand upon the occurrence at any time of any of the following events of default (each, an "Event of Default"): (1) default of any liability, obligation or undertaking of the Borrower, any endorser or any guarantor hereof to the Bank, hereunder or otherwise, including failure to pay in full and when due any installment of principal or interest or default of the Borrower, any endorser or any guarantor hereof under any other loan document delivered by the Borrower, any endorser or any guarantor, or in connection with the loan evidenced by this Note; (2) failure of the Borrower, any endorser or any guarantor hereof to maintain aggregate collateral security value satisfactory to the Bank; (3) default of any material liability, obligation or undertaking of the Borrower, any endorser or any guarantor hereof to any other party; (4) if any statement, representation or warranty heretofore, now or hereafter made by the Borrower, any endorser or any guarantor hereof in connection with the loan evidenced by this Note or in any supporting financial statement of the Borrower, any endorser or any guarantor hereof shall be determined by the Bank to have been false in any material respect when made; (5) if the Borrower, any endorser or any guarantor hereof is a corporation, trust, partnership or limited liability company, the liquidation, termination or dissolution of any such organization, or the merger or consolidation of such organization into another entity, or its ceasing to carry on actively its present business or the appointment of a receiver for Its property; (6) the death of the Borrower, any endorser or any guarantor hereof and, if the Borrower, any endorser or any guarantor hereof is a partnership or limited liability company, the death of any partner or member; (7) t he i nstitution b y o r a gainst t he B orrower, a ny endorser o r a ny guarantor h ereof o f a ny proceedings under the Bankruptcy Code 11 USC §101 et seq. or any other law in which the Borrower, any endorser or any guarantor hereof is alleged to be insolvent or unable to pay its debts as they mature, or the making by the Borrower, any endorser or any guarantor hereof of an assignment for the benefit of creditors or the granting by the Borrower, any endorser or any guarantor hereof of a trust mortgage for the benefit of creditors; (8) the service upon the Bank of a writ in which the Bank is named as trustee of the Borrower, any endorser or any guarantor of the Obligations; (9) a judgment or judgments for the payment of money shall be rendered against the Borrower, any endorser or any guarantor hereof, and any such judgment shall remain unsatisfied and in effect for any period of thirty (30) consecutive days without a stay of execution; (10) any levy, lien (including mechanics lien), seizure, attachment, execution or similar process shall be issued or levied on any of the property of the Borrower, any endorser or any guarantor hereof; (11) the termination of any guaranty hereof; or (12) the occurrence of such a change in the condition or affairs (financial or otherwise) of the Borrower, any endorser or any guarantor hereof, or the occurrence of any other event or circumstance, such that the Bank, in its sole discretion, deems that it is insecure or that the prospects for timely or full payment or performance of any obligation of the Borrower, any endorser or any guarantor hereof to the Bank has been or may be impaired.

    Any payments received by the Bank on account of this Note shall, at the Bank's option, be applied first, to accrued and unpaid interest; second, to the unpaid principal balance hereof; third to any costs, expenses or charges then owed to the Bank by the Borrower; and the balance to escrows, if any. Notwithstanding the foregoing, any payments received after the occurrence and during the continuance of an Event of Default shall be applied in such manner as the Bank may determine. The Borrower hereby authorizes the Bank to charge any deposit account which the Borrower may maintain with the Bank for any payment required hereunder without prior notice to the Borrower.

    If pursuant to the terms of this Note, the Borrower is at any time obligated to pay interest on the principal balance at a rate in excess of the maximum interest rate permitted by applicable law for the loan evidenced by this Note, the applicable interest rate shall be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.

    The Borrower represents to the Bank that the proceeds of this Note will not be used for personal, family or household purposes or for the purpose of purchasing or carrying margin stock or margin securities within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

The Borrower and each endorser and guarantor hereof grant to the Bank a continuing lien on and security interest in any and all deposits or other sums a* any time credited by or due from the Bank (or any of its banking or lending affiliates, or any bank acting as a participant under any loan arrangement between the Bank and the Borrower, or any third party acting on the Bank's behalf (collectively, the "Bank Affiliates")) to the Borrower and each endorser or guarantor hereof and any cash, securities, instruments or other property of the Borrower and euch endorser and guarantor hereof in the possession of the Bank or any Bank Affiliate, whether for safekeeping or otherwise, or in transit to or from the Bank or any Bank Affiliate (regardless of the reason the Bank or Bank Affiliate had received the same or whether the Bank or Bank Affiliate has conditionally released the same) as security for the full and punctual payment and performance of all of the liabilities and obligations of the Borrower and any endorser and guarantor hereof to the Bank or any Bank Affiliate and such deposits and other sums may be applied or set off against such liabilities and obligations of the Borrower or any endorser or guarantor hereof to the Bank or any Bank Affiliate at any time, whether or not such are then due, whether or not demand has been made and whether or not other collateral is then available to the Bank or any Bank Affiliate.

    No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Bank, nor shall any delay, omission or waiver on any one occasion bed eemed a b ar t o o r waiver o f t he s ame o r a ny o ther r ight o n a ny f uture o ccasion. T he Borrower and every endorser or guarantor of this Note, regardless of the time, order or place of signing, waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration and all other notices o f e very k ind in c onnection with t he d elivery, a cceptance, p erformance ore nforcement o f t his Note and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable and waives all recourse to suretyship and guarantor defenses generally, including any defense based on impairment of collateral. To the maximum extent permitted by law, the Borrower and each endorser and guarantor of this Note waive and terminate any homestead rights and/or exemptions respecting any premises under the provisions of any applicable homestead laws, including without limitation. Chapter 188, Section 1, of the General Laws of Massachusetts.

    The Borrower and each endorser and guarantor of this Note shall indemnify, defend and hold the Bank and the Bank Affiliates and their directors, officers, employees, agents and attorneys harmless against any claim brought or threatened against the Bank by the Borrower, by any endorser or guarantor, or by any other person (as well as from attorneys' reasonable fees and expenses in connection therewith) on account of the Bank's relationship with the Borrower or any endorser or guarantor hereof (each of which may be defended, compromised, settled or pursued by the Bank with counsel of the Bank's selection, but at the expense of the Borrower and any endorser and/or guarantor), except for any claim arising out of the gross negligence or willful misconduct of the Bank.

    The Borrower and each endorser and guarantor of this Note agree to pay. upon demand, costs of collection of all amounts under this Note including, without limitation, principal and interest, or in connection with the enforcement of, or realization on, any security for this Note, including, without limitation, to the extent permitted by applicable law, reasonable attorneys' fees and expenses. Upon the occurrence and during the continuance of an Event of Default, interest shati accrue at a rate per annum equal to the aggregate of 3.0% plus the rate provided for herein. If any payment due under this Note is unpaid for 15 days or more, the Borrower shall pay. in addition to any other sums due under this Note (and without limiting the Bank's other remedies on account thereof), a late charge equal to 5.0% of such unpaid amount.

    This Note shall be binding upon the Borrower and each endorser and guarantor hereof and upon their respective heirs, successors, assigns and legal representatives, and shall inure to the benefit of the Bank and its successors, endorsees and assigns.

    The liabilities of the Borrower and any endorser or guarantor of this Note are joint and several; provided, however, the release by the Bank of the Borrower or any one or more endorsers or guarantors shall not release any other person obligated on account of this Note. Any and all p resent and future debts of the Borrower to any endorser or guarantor of this Note are subordinated to the full payment and performance of all present and future debts and obligations of the Borrower to the Bank. Each reference in this Note to the Borrower, any endorser, and any guarantor, is to such person individually and also to all such persons jointly. No person obligated on account of this Note may seek contribution from any other person also obligated, unless and until all liabilities, obligations and indebtedness to the Bank of the person from whom contribution is sought have been satisfied in full. The release or compromise by the Bank of any collateral shall not release any person obligated on account of this Note.

    The Borrower and each endorser and guarantor hereof each authorizes the Bank to complete this Note if delivered incomplete in any respect. A photographic or other reproduction of this Note may be made by the Bank, and any such reproduction shall be admissible in evidence with the same effect as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

    This Note is delivered to the Bank at one of its offices in Massachusetts, shall take effect as a seated instrument and shall be governed by the internal laws of the Commonwealth of Massachusetts.

    The Borrower and each endorser and guarantor of this Note each irrevocably submits to the nonexclusive jurisdiction of any Federal or state court sitting in Massachusetts, over any suit, action or proceeding arising out of or relating to this Note. Each of the Borrower and each endorser and guarantor irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum. Each of the Borrower and each endorser and guarantor hereby consents to any and all process which may be served in any such suit, action or proceeding, (i) by mailing a copy thereof by registered and certified mail, postage prepaid, return receipt requested, to the Borrower's, endorser's or guarantor's address shown betow or as notified to the Bank and (ii) by serving the same upon the Borrower(s), endorsees) or guarantor(s) in any other manner otherwise permitted by law, and agrees that such service shall in every respect be deemed effective service upon the Borrower or such endorser or guarantor.

THE BORROWER, EACH ENDORSER AND GUARANTOR AND THE BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, (A) WAIVES ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS NOTE, ANY OF THE OBLIGATIONS OF THE BORROWER, EACH ENDORSER AND GUARANTOR TO THE BANK, AND ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND (B) AGREES NOT TO SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CAN NOT BE. OR HAS NOT BEEN, WAIVED. THE BORROWER, EACH ENDORSER AND GUARANTOR AND THE BANK EACH CERTIFIES THAT NEITHER THE BANK NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT IN THE EVENT OF A NY SUCH PROCEEDING SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

    Executed as an instrument under seal as of June 4, 2003.

Witness:                                                              Borrower:

/s/ Jeffrey S. Bohnet                                            /s/ Duane C. Bennett, Induvidually
Jeffrey S. Bohnet                                                 Duane C. Bennett

                                                                           18 Brookmonl Drive
                                                                           Wilbraham, Massachusetts
                                                                            01095-1737

COMMERCIAL MORTGAGE, SECURITY AGREEMENT AND AND RENTS

    This COMMERCIAL MORTGAGE. SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS (this "Mortgage") entered into at Chicopee, Massachusetts, as of June 4, 2003, between Duane C Bennett, an individual, with an address of 18 Brookmont Drive, Wilbraham. Massachusetts 01095-1737 (the "Mortgagor") and CHICOPEE SAVINGS BANK, a Massachusetts Savings Bank with an address of 70 Center Street, Chicopee, Massachusetts 01014-0300 (the "Bank").

    The real property which is the subject matter of this Mortgage has the following address(es) 80 Cochran Street, Chicopee, Massachusetts 01020 and 84-86 Cochran Street, Chicopee, Massachusetts 01020 (the "Address(es)").

1. MORTGAGE, OBLIGATIONS AND FUTURE ADVANCES

1.1 Mortgage. For valuable consideration paid and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor hereby irrevocably and unconditionally mortgages, grants, bargains, transfers, sells, conveys, sets over and assigns to the Bank and its successors and assigns forever, with MORTGAGE COVENANTS, all of Mortgagor's right, title and interest in and to the "Property" described below, to secure the prompt payment and performance of the Obligations (as hereinafter defined), including without limitation, all amounts due and owing to the Bank and all obligations respecting that certain Adjustable Term Note, dated June 4, 2003, by Duane C Bennett in favor of the Bank in the original principal amount of $272,000.00 (the "Note"; and collectively, along with all other agreements, documents, certificates and instruments delivered in connection therewith, the "Loan Documents"), and any substitutions, modifications, extensions or amendments to any of the Loan Documents.

    The amount of principal obligations outstanding and evidenced by the Loan Documents and secured by this Mortgage total $272,000.00 as of the date of this Mortgage but this Mortgage shall nevertheless secure payment and performance of all Obligations.

1.2 Security Interest in Property. As continuing security for the Obligations the Mortgagor hereby pledges, assigns and grants to the Bank, and its successors and assigns, a security interest in any of the Property (as hereinafter defined) constituting personal property or fixtures. This Mortgage is and shall be deemed to be a security agreement and financing statement pursuant to the terms of the Uniform Commercial Code of Massachusetts (the "Uniform Commercial Code") as to any and all personal property and fixtures and as to all such property the Bank shall have the rights and remedies of a secured party under the Uniform Commercial Code in addition to its rights hereunder. This Mortgage constitutes a financing statement filed as a fixture filing under Chapter 106. Section 9-502(c) of the Massachusetts General Laws of the Uniform Commercial Code covering any Property which now is or later may become a fixture.

1.3 Collateral Assignment of Leases and Rents. The Mortgagor hereby irrevocably and unconditionally assigns to the Bank, and its successors and assigns, as collateral security for the Obligations all of the Mortgagors rights and benefits under any and all Leases (as hereinafter defined) and any and all rents and other amounts now or hereafter owing with respect to the Leases or the use or occupancy of the Property This collateral assignment shall be absolute and effective immediately, but (he Mortgagor shall have a license, revocable by the Bank, to continue to collect rents owing under the Leases until an Event of Default (as hereinafter defined) occurs and the Bank exercises its rights and remedies to collect such rents as set forth herein

1.4  Conditions to Grant. To have and to hold the above granted Property unto and to the use and benefit of the Bank, and its successors and assigns, forever; provided, however, the conveyances, grants and assignments contained in this Mortgage are upon the express condition that, if Mortgagor shall pay and perform the Obligations in full, including, without limitation, all principal, interest and premium thereon and other charges, if applicable, in accordance with the terms and conditions in the Loan Documents and this Mortgage, shall pay and perform all other Obligations as set forth in this Mortgage and shall abide by and comply with each and every covenant and condition set forth herein and in the Loan Documents, the conveyances, grants and assignments contained in this Mortgage shall cease, terminate and be void.

1.5  Property. The term "Property," as used in this Mortgage, shall mean that certain parcel of land and the fixtures, structures and improvements and all personal property constituting fixtures, as that term is defined in the Uniform Commercial Code, now or hereafter thereon located at the Address(es), as more particularly described in Exhibit A attached hereto, together with: (i) all rights now or hereafter existing, belonging, pertaining or appurtenant thereto; (ii) the following categories of assets as defined in the Uniform Commercial Code: goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, general intangibles (including payment intangibles and software), supporting obligations and any and all proceeds of any thereof, whether now owned or hereafter acquired, that are located on or used In connection with, or that arise in whole or in part out of the Mortgagor's use of or business conducted on or respecting, the Property and any substitutions, replacements, accessions and proceeds of any of the foregoing; (iii) all judgments, awards of damages and settlements hereafter made as a result or in lieu of any Taking, as hereinafter defined, (iv) all of the rights and benefits of the Mortgagor under any present or future leases and agreements relating to the Property, including, without limitation, rents, issues and profits, or the use or occupancy thereof together with any extensions and renewals thereof, specifically excluding all duties or obligations of the Mortgagor of any kind arising thereunder (the "Leases"); and (v) all contracts, permits and licenses respecting the use. operation or maintenance of the Property.

1.6  Obligations. The term "Obligafion(s),* as used in this Mortgage, shall mean without limitation all loans, advances, indebtedness, notes, liabilities and amounts, liquidated or unliquidated, now or hereafter owing by the Mortgagor to the Bank at any time, of each and every kind, nature and description, whether arising under this Mortgage or otherwise, and whether secured or unsecured, direct or indirect (that is. whether the same are due directly by the Mortgagor to the Bank; or are due indirectly by the Mortgagor to the Bank as endorser, guarantor or other surety, or as obligor of obligations due third persons which have been endorsed or assigned to the Bank, or otherwise), absolute or contingent, due or to become due, now existing or hereafter contracted, including, without limitation, payment of all amounts outstanding when due pursuant to the terms of any of the Loan Documents. Said term shall also include ali interest and other charges chargeable to the Mortgagor or due from the Mortgagor to the Bank from time to time and all costs and expenses referred to in this Mortgage, including without limitation the costs and expenses (including reasonable attorney'3 fees) of enforcement of the Bank's rights hereunder or pursuant to any document or instrument executed in connection herewith.

1.7  Cross-Collateral and Future Advances. It is the express intention of the Mortgagor that this Mortgage secure payment and performance of all of the Obligations, whether now existing or hereinafter incurred by reason of future advances by the Bank or otherwise, and regardless of whether such Obligations are or were contemplated by the parties at the time of the granting of this Mortgage. Notice of the continuing grant of this Mortgage shall not be required to be stated on the face of any document evidencing any of the Obligations, nor shall such documents be required to otherwise specify that they are secured hereby.

2. REPRESENTATIONS, WARRANTIES, COVENANTS

2.1 Representations and Warranties. The Mortgagor represents and warrants that:

(a)
This Mortgage has been duly executed and delivered by the Mortgagor and is the legal, valid and binding obligation of the Mortgagor enforceable fn accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium and olher laws affecting the enforcement of creditors' rights generally;

(b)
The Mortgagor Is the sole legal owner of the Property, holding good and marketable fee simple title to the Property, subject to no liens, encumbrances, leases, security interests or rights of others, other than as set forth in detail in Exhibit B hereto (the "Permitted Encumbrances");

(c)
The Mortgagor is the sole legal owner of the entire I essor"s interest in the L eases with full power and authority to encumber the Property in the manner set forth herein and the Mortgagor has not executed any other assignment of the Leases or any of the rights or rents arising thereunder;

(d)	As of the date hereof, there are no Hazardous Substances (as hereinafter defined) in, on or under the Property, except as disclosed in writing to and acknowledged by the Bank; and

(e)
Each Obligation Is a commercial obligation and does not represent a loan used for personal, family or household purposes and is not a consumer transaction or otherwise subject to the provisions of the Federal Truth in Lending Act, Federal Reserve Board Regulation Z. Massachusetts General Laws, Chapter 140D, or other such consumer statutes or regulations and restrictions.

2.2 Recording: Further Assurances. The Mortgagor covenants that it shall, at its sole cost and expense and upon the request of tne Bank, cause this Mortgage, and each amendment, modification or supplement hereto, to be recorded and filed in such manner and in such places, and shall at all times comply with all such statutes and regulations as may be required by law in order to establish, preserve and protect the Interest of the Bank in the Property and the rights of the Bank under this Mortgage. Mortgagor will from time to time execute and deliver to the Bank, and take or cause to be taken, all such other further action as the Bank may request in order to effect and confinm or vest more securely in the Bank all rights contemplated by this Mortgage or to vest more fully in, or assure to the Bank the security interest in, the Property or to comply with applicable statute or law. To the extent permitted by applicable law, Mortgagor authorizes the Bank to file financing statements, continuation statements or amendments without Mortgagor's signature appearing thereon, and any such financing statements, continuation statements or amendments may be signed or authenticated by the Bank on behalf of Mortgagor, if necessary, and may be filed at any time In any jurisdiction. The Bank may at any time and from time to time file financing statements, continuation statements and amendments thereto that describe the Property as "all assets of Mortgagor" or words of similar effect and which contain any other information required by Article 9 of the Uniform Commercial Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether Mortgagor is an organization, the type of organization and any organization identification number issued to Mortgagor; Mortgagor also authorizes the Bank to file financing statements describing any agricultural liens or other statutory liens held by the Bank. Mortgagor agrees to furnish any such information to the Bank promptly upon request, fn addition, Mortgagor shall at any time and from time to time, take such steps as the Bank may reasonably request for the Bank (i) to obtain an acknowledgement, in form and substance satisfactory to the Bank, of any bailee having possession of any of the Property that the bailee holds such Property for the Bank, (ii) to obtain "control" of any investment property, deposit accounts, letter-of-credit rights or electronic chattel paper (as such terms are defined in Article 9 of the Uniform Commercial Code relating to what constitutes "control" for such items of Property), with any agreements establishing control to be in form and substance satisfactory to the Bank, and (iH) otherwise to insure the continued perfection and priority of the Bank's security interest in any of the Property and the preservation of its rights therein. Mortgagor h ereby c onstitutes t he B ank i ts a ttomey-in-fact t o e xecute a nd file a II filings required o r s o requested for the foregoing purposes, ait acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, shall be irrevocable until this Mortgage terminates in accordance with its terms, all Obligations are paid in fuf! and the Property is released.

2.3 Restrictions on the Mortgagor. The Mortgagor covenants that it will not, nor will it permit any other person lo, directly or indirectly, without the prior written approval of the Bank in each instance:

(a)
Sell, convey, assign, transfer, mortgage, pledge, hypothecate, lease or dispose of all or any part of any legal or beneficial interest in the Mortgagor or the Property or any part thereof or permit any of the foregoing, except as expressly permitted by the terms of this Mortgage;

(b)
Permit the use. generation, treatment, storage, release or disposition of any oil or other material or substance constituting hazardous waste or hazardous materials or substances under any applicable Federal or state law. regulation or rule ("Hazardous Substances"); or

(c)
Permit lo be created or suffer to exist any mortgage, lien, security interest, attachment or other encumbrance or charge on the Property or any part thereof or interest therein (except for the Permitted Encumbrances), including, without limitation, (i) any lien arising under any Federal, state or local statute, rule, regulation or law pertaining to the release or cleanup of Hazardous Substances and (ii) any mechanics' or materialmen's lien. The Mortgagor further agrees to give the Bank prompt written notice of the imposition, or notice, of any lien referred to in this Section and to take any action necessary to secure the prompt discharge or release of the same. The Mortgagor agrees to defend its title to Ihe Property and the Bank's interest therein against the claims of all persons and, unless the Bank requests otherwise, to appear in and diligently c ontest. a 11 he M ortgagor's s ole c ost a nd e xpense, a ny a ction o r p roceeding t hat purports to affect the Mortgagor's title to the Property or the priority or validity of this Mortgage or the Bank's interest hereunder.

2.4 Operation of Property. The Mortgagor covenants and agrees as follows:

(a)
The Mortgagor will not permit the Property to be used for any unlawful or improper purpose, will at all times comply with all Federal, state and local laws, ordinances and regulations, and the provisions of any Lease, easement or other agreement affecting all or any part of the Property, and will obtain and maintain all governmental or other approvals relating to the Mortgagor, the Property or the use thereof, including without limitation, any applicable zoning or building codes or regulations and any laws or regulations relating to the handling, storage, release or cleanup of Hazardous Substances, and will give prompt written notice to the Bank of (i) any violation of any such law. ordinance or regulation by the Mortgagor or relating to the Property, (ii) receipt of notice from any Federal, state or local authority alleging any such violation and (iii) the presence or release on the Property of any Hazardous Substances;

(b)
The Mortgagor will at all times keep the Property insured for such losses or damage, in such amounts and by such companies as may be required by law or which the Bank may require, provided that, in any case, the Mortgagor shall maintain: (I) physical hazard insurance on an "all risks" basis in an amount not less than 100% of the full replacement cost of the Property; (ii) flood insurance if and as required by applicable Federal law and as otherwise required by the Bank; (iii) comprehensive commercial general liability insurance; (iv) rent loss and business interruption insurance; and (v) such other insurance as the Bank may require from time to time, including builder's risk insurance in the case of construction loans. All policies regarding such insurance shall be issued by companies licensed to do business in the state where the policy is issued and also in the slate where the Property is located, be otherwise acceptable to the Brink, provide deductible amounts acceptable to the Bank, name the Bank as mortgagee, loss payee and additional insured, and provide that no cancellation or material modification of such policies shall occur without at least thirty (30) days' prior written notice to the Bank. Such policies shall Include (i) a mortgage endorsement determined by the Bank in good faith to be equivalent to the "standard" mortgage endorsement so that the insurance, as to the interest of the Bank, shall not be invalidated by any act or neglect of the Mortgagor or the owner of the Property, any foreclosure or other proceedings or notice of sale relating to the Property, any change in the title to or ownership of the Property, or the occupation or use of the Property for purposes more hazardous than are permitted at the date of inception of such insurance policies; (ii) a replacement cost endorsement; (Hi) an agreed amount endorsement; (iv) a contingent liability from operation endorsement; and (v) such other endorsements as the Bank may request. The Mortgagor will furnish to the Bank upon request such original policies, certificates of insurance or other evidence of the foregoing as are acceptable to the Bank. The terms of all insurance policies shall be such that no coinsurance provisions apply, or if a policy does c ontain a c oinsurance p rovision, the Mortgagor s hall i nsure t he P roperty i n a n amount sufficient to prevent the application of the coinsurance provisions;

(c)
Mortgagor will not enter into or modify the Leases without the prior written consent of the Bank, execute any assignment of the Leases except in favor of the Bank, or accept any rentals under any Lease for more than one month in advance and will at all times perform and fulfill every term and condition of the Leases;

(d)
Mortgagor wilt at oil limes (i) maintain complete and accurate records and books regarding the Property in accordance with generally accepted accounting principles and (ii) permit the Bank and the Bank's agents, employees and representatives, at such reasonable times as the Bank may request, to enter and inspect the Property and such books and records; and

(e)
Mortgagor will at all times keep the Property in good and first-rate repair and condition (damage from casualty not excepted) and will not commit or permit any strip, waste, impairment, deterioration or alteration of trie Property or any part thereof.

2.5  Payments. The Mortgagor covenants to pay when due: all Federal, state, municipal or other taxes, betterment and improvement assessments and other governmental levies, water rates, sewer charges, insurance premiums and other charges on the Property, this Mortgage or any Obligation secured hereby that could, if unpaid, result in a lien on the Properly or on any Interest therein. If and when requested by the Bank, the Mortgagor shall deposit from time to time with the Bank sums determined by the Bank to be sufficient to pay when due the amounts referred to in this Section. The Mortgagor shatt have the right to contest any notice, lien, encumbrance, claim, tax, charge, betterment assessment or premium filed or asserted against or relating to the Property, provided that it contests the same dHigently and i n good faith and by proper proceedings and, a t the Bank's request, provides the Bank with adequate cash security, in the Bank's reasonable judgment, against the enforcement thereof. The Mortgagor shall furnish to the Bank the receipted real estate tax bills or other evidence of payment of real estate taxes for the Property within thirty (30) days prior to the date from which interest or penalty would accrue for nonpayment thereof. The Mortgagor shall also furnish to the Bank evidence of all other payments referred to above within fifteen (15) days after written request therefor by the Bank.

2.6  Notices; Notice of Default. The Mortgagor wilf deliver to the Bank, promptly upon receipt of the same, copies of all notices or other documents it receives that affect the Property or its use, or claim that the Mortgagor is in default in the performance or observance of any of the terms hereof or that the Mortgagor or any tenant is in default of any terms of the Leases. The Mortgagor further agrees to deliver to the Bank written notice promptly upon the occurrence of any Event of Default hereunder or event that with the giving of notice or lapse of time, or both, would constitute an Event of Default hereunder.

2.7  Takings. In case of any condemnation or expropriation for public use of, or any damage by reason of the action of any public or governmental entity or authority to, all or any part of the Property (a "Taking"), or the commencement of any proceedings or negotiations that might result in a Taking, the Mortgagor shall promptly give written notice to the Bank, describing the nature and extent thereof. The Bank may, at its option, appear in any proceeding for a Taking or any negotiations relating to a Taking and the Mortgagor shall promptly give to the Bank copies of all notices, pleadings, determinations and other papers relating thereto. The Mortgagor shall in good faith and with due diligence and by proper proceedings file and prosecute its claims for any award or payment on account of any Taking. The Mortgagor shall not settle any such claim without the Bank's prior written consent. The Mortgagor shall hold any amounts received with respect to such awards or daims, by settlement, judicial decree or otherwise, in trust for the Bank and promptly pay the same to the Bank. The Mortgagor authorizes any award or settlement due in connection with a Taking to be paid directly to the Bank in amounts not exceeding the Obligations. The Bank may apply such amounts to the Obligations in such order as the Bank may determine.

2.8 Insurance Proceeds. The proceeds of any insurance resulting from any loss with respect to the Property shall be paid to the Bank and. at the option of the Bank, be applied to the Obligations in such order as the Bank may determine; provided, however, that if the Bank shall require repair of the Property, the Bank may release all or any portion of such proceeds to the Mortgagor for such purpose. Any insurance proceeds paid to the Mortgagor shall be held in trust for the Bank and promptly paid to it.

3. CERTAIN RIGHTS OF THE BANK

3.1  Legal Proceedings. The Bank shall have the right, but not the duty, to intervene or otherwise participate in any legal or equitable proceeding that, in the Bank's reasonable judgment, might affect the Property or any of the rights created or secured by this Mortgage. The Bank shall have such right whether or not there shall have occurred an Event of Default hereunder.

3.2  Appraisals/Assessments. The Bank shall have tha right, at the Mortgagor's sole cost and expense, lo obtain appraisals, environmental site assessments or other inspections of the portions of the Property that are real estate at such times as the Bank deems necessary or as may be required by applicable law, or its prevailing credit or underwriting policies.

3.3  Financial Statements. The Bank shall have the right, at the Mortgagor's sole cost and expense, to require delivery of financial statements in form and substance acceptable to the Bank from the Mortgagor or any guarantor of any of the Obligations and the Mortgagor hereby agrees to deliver such financial statements and/or cause any such guarantor lo so deliver any such financial statement when required by the Bank.

3.4  Tax Return. The Mortgagor shall deliver to the Bank on or before May 1 of each year or such other date approved by the Bank, the Mortgagor's filed Federal and any applicable state tax returns for the prior year.

3.5  Leases and Rent Roll. The Mortgagor shall deliver to the Bank during each calendar year and at such other times as the Bank shall request a rent roll for the Property, in form acceptable to the Bank, listing all tenants and occupants and describing all of the Leases.

4. DEFAULTS AND REMEDIES

4.1 Events of Default. Event of Default shall mean the occurrence of any one or more of the following events:

(a)
default of any liability, obligation or undertaking of the Mortgagor or any guarantor of the Obligations to the Bank, hereunder or otherwise, including failure to pay in full and when due any installment of principal or interest or default of the Mortgagor or any guarantor of the Obligations under any other Loan Document;

(b)	failure by the Mortgagor to perform, observe or comply with any of the covenants, agreements, terms or conditions set forth in this Mortgage;

(c)
the (i) occurrence of any material loss, theft, damage or destruction of. or (ii) issuance or making of any levy, seizure, attachment, execution or similar process on a material portion of the Property;

(d)	failure of the Mortgagor or any guarantor of the Obligations to maintain aggregate collateral security value satisfactory to the Bank;

(e)	default of any material liability, obligation or undertaking of the Mortgagor or any guarantor of the Obligations to any other party;

(f)
if any statement, representation or warranty heretofore, now or hereafter made by Ihe Mortgagor or any guarantor of the Obligations in connection with this Mortgage or in any supporting financial statement of the Mortgagor or any guarantor of the Obligations shall be determined by the Bank to have been false in any material respect when made:

(g)
if Ihe Mortgagor or any guarantor of the Obligations is a corporation, trust, partnership or limited liability company, the liquidation, termination or dissolution of any such organization, or the merger or consolidation of such organization into another entity, or its ceasing to carry on actively its present business or the appointment of a receiver for its property;

(h)
the death of the Mortgagor or any guarantor of the Obligations and, if the Mortgagor or any guarantor of the Obligations is a partnership or limited liability company, the death of any partner or member;

(i)
the institution by or against the Mortgagor or any guarantor of the Obligations of any proceedings under the Bankruptcy Code 11 USC §101 et seq. or any other law in which the Mortgagor or any guarantor of the Obligations is alleged to be insolvent or unable to pay its debts as they mature, or the making by the Mortgagor or any guarantor of the Obligations of an assignment for the benefit of creditors or the granting by the Mortgagor or any guarantor of the Obligations of a trust mortgage for the benefit of creditors;

(j)	the service upon the Bank of a writ in which the Bank is named as trustee of the Mortgagor or any guarantor of the Obligations;

(k)
a judgment or judgments for the payment of money shall be rendered against the Mortgagor or any guarantor of the Obligations, and any such judgment shall remain unsatisfied and in effect for any period of thirty (30) consecutive days without a stay of execution;

(I)	any levy, lien (including mechanics lien), seizure, attachment, execution or similar process shall be issued or levied on any of the property of the Mortgagor or any guarantor of the Obligations;

(m)	the termination of any guaranty of the Obligations; or

(n)
the occurrence of 3>jch a change in the condition or affairs (financial or otherwise) of the Mortgagor or any guarantor of the Obligations, or the occurrence of any other event or circumstance, such that the Bank, in its sole discretion, deems that it is insecure or that the prospects for timely or full payment or performance of any obligation of the Mortgagor or any guarantor of the Obligations to the Bank has been or may be impaired.

4.2 Remedies. On the occurrence of any Event of Default the Bank may, at any time thereafter, at its option and, to the extent permitted by applicable law, without notice, exercise any or all of the following remedies:

(a)
Declare the Obligations due and payable, and the Obligations shall thereupon become immediately due and payable, without presentment, protest, demand or notice of any kind, all of which are hereby expressly waived by the Mortgagor except for Obligations due and payable on demand, which shall be due and payable on demand whether or not an event of default has occurred hereunder;

(b)
Enter, take possession of, manage and operate the Property (including all personal property and all records and documents pertaining thereto) and any part thereof and exclude the Mortgagor therefrom, take all actions it deems necessary or proper to preserve the Property and operate the Property as a mortgagee in possession with all the powers as could be exercised by a receiver or as otherwise provided herein or by applicable law; provided, however, the entry by the Bank upon the Property for any reason shall not cause the Bank to be a mortgagee in possession, except upon the express written declaration of the Bank;

(c)	With o r w ithout t aking p ossession, r eceive a nd c oflect a II r ents, income, i ssues a nd p rofits

(d)
Sell the Property or any part thereof or interest therein pursuant to exercise of its ("Rents") from the Property (including all real estate and personal property and whether past due or thereafter accruing), including as may arise under the Leases, and the Mortgagor appoints the Bank as its true and lawful attorney with ihe power for the Bank in its own name and capacity to demand and collect Rents and take any action that the Mortgagor is authorized to take under the Leases. The Bank shall (after payment of all costs and expenses incurred) apply any Rents received by it to the Obligations in such order as the Bank determines, or in accordance with any applicable statute, and the Mortgagor agrees that exercise of such rights and disposition of such funds shall not be deemed to cure any default or constitute a waiver of any foreclosure once commenced nor preclude the later commencement of foreclosure for breach thereof. The Bank shall be liable to account only for such Rents actually received by the Bank. Lessees under the Leases are hereby authorized and directed, following notice from the Bank, to pay all amounts due the Mortgagor under the Leases to the Bank, whereupon such lessees shall be relieved of any and all duty and obligation to the Mortgagor with respect to such payments so made;

STATUTORY POWER OF SALE or otherwise at public auction on terms and conditions as the  Bank may determine, or otherwise foreclose this Mortgage in any manner permitted by law. and upon such sale the Mortgagor shall execute and deliver such instruments as the Bank may request in order to convey and transfer all of the Mortgagor's interest in the Property, and the same shall operate to divest all rights, title and interest of the M ortgagor in and to the Property. In the event this Mortgage shall include more than one parcel of property or subdivision (each hereinafter called a "portion"), the Bank shall, in its sole and exclusive discretion, be empowered to foreclose upon any such portion without impairing its right to foreclose subsequently upon any other portion or the entirety of the Property from time to time thereafter. I n addition, the Bank may in its discretion subordinate this Mortgage to one or more Leases for the sole purpose of preserving any such Lease in the event of a foreclosure;

(e)
Cause one or more environmental assessments to be taken, arrange for the cleanup of any Hazardous Substances or otherwise cure the Mortgagor's failure to comply with any statute, regulation or ordinance relating to the presence or cleanup of Hazardous Substances, and the Mortgagor shall provide the Bank or its agents with access to the Property for such purposes; provided that the exercise of any of such remedies shall not be deemed to have relieved the Mortgagor f rom a ny r esponsibility therefor or g iven t he B ank" control" o ver t he P roperty o r cause the Bank to be considered to be a mortgagee in possession, "owner" or "operator" of the Property for purposes o f any a pplicable law, rule or regulation pertaining to Hazardous Substances; and

(f)
Take such other actions or proceedings as the Bank deems necessary or advisable to protect its interest in the Property and ensure payment and performance of the Obligations, including, without limitation, appointment of a receiver (and the Mortgagor hereby waives any right to object to such appointment) and exercise of any of the Bank's remedies provided herein or in any other document evidencing, securing or relating to any of the Obligations or available to a secured party under the Uniform Commercial Code or under other applicable law.

This Mortgage is upon the STATUTORY CONDITION, for any breach of which the Bank shall have the STATUTORY POWER OF SALE.

    In addition, the Bank shall have all other remedies provided by applicable law, including, without limitation, the right to pursue a judicial sale of the Property or any portion thereof by deed, assignment or otherwise.

    The Mortgagor agrees and acknowledges that the acceptance by the Bank of any payments from either Ihe Mortgagor or any guarantor after the occurrence of any Event of Default, the exercise by the Bank of any remedy set forth herein or the commencement, discontinuance or abandonment of foreclosure proceedings against the Property shall not waive the Bank's subsequent or concurrent right to foreclose or operate as a bar or estoppel to the exercise of any other rights or remedies of the Bank. The Mortgagor agrees and acknowledges that the Bank, by making payments or incurring costs described herein, shall be subrogated to any right of the Mortgagor to seek reimbursement from any third parties, including, without limitation, any predecessor in interest to the Mortgagor's title or other party who may be responsible under any law, regulation or ordinance relating to the presence or cleanup of Hazardous Substances.

4.3  Advances. If the Mortg-igor fails to pay or perform any of its obligations respecting the Property. Ihe Bank may in its sole discretion do so without waiving or releasing Mortgagor from any such obligation. Any such payments may include, but are not limited to, payments for taxes, assessments and other governmental levies, water rates, insurance premiums, maintenance, repairs or improvements constituting part of the Property. Any amounts paid by the Bank hereunder shall be, until paid, part of the Obligations and secured by this Mortgage, and shall be due and payable to the Bank, on demand,  together with interest thereon to the extent permitted by applicable law, at the highest rate permitted under the Note.

4.4  Cumulative Rights and Remedies. All of the foregoing rights, remedies and options (including without limitation the right to enter and take possession of the Property, the right to manage and operate the same, and the right to collect Rents, in each case whether by a receiver or otherwise) are cumulative and in addition to any rights the Bank might otherwise have, whether at law or by agreement, and may be exercised separately or concurrently and none of which shall be exclusive of any other. The Mortgagor further agrees that the Bank may exercise any or all of its rights or remedies set forth herein without having to pay the Mortgagor any sums for use or occupancy of the Property.

4.5  Mortgagor's Waiver of Certain Rights. To the extent permitted by applicable law, the Mortgagor hereby waives the benefit of all present and future laws (i) providing for any appraisal before sale of all or any portion of the Property or (ii) in any way extending the time for the enforcement of the collection of the Obligations or creating or extending a period of redemption from any sale made hereunder.

5. MISCELLANEOUS

5.1 Costs and Expenses. To the extent permitted by applicable law, the Mortgagor shall pay to the Bank, on demand, all reasonable expenses (including attorneys' fees and expenses and reasonable consulting, accounting, appraisal, brokerage and similar professional fees and charges) incurred by the Bank in connection with the Bank's interpretation, exercise, preservation or enforcement of any of Its rights, remedies and options set forth in this Mortgage and in connection with any litigation, proceeding or dispute whether arising hereunder or otherwise relating to the Obligations, together with interest thereon to the extent permitted by applicable law, until paid in full by the Mortgagor at the highest rate set forth in the Note. Any amounts owed by the Mortgagor hereunder shall be, until paid, part of the Obligations and secured by this Mortgage, and the Bank shall be entitled, to the extent permitted by law. to receive and retain such amounts in any action for a deficiency against or redemption by the Mortgagor, or any accounting for the proceeds of a foreclosure sale or of insurance proceeds.

5.2  Indemnification Regarding Leases. The Mortgagor hereby agrees to defend, and does hereby indemnify and hold the Bank and each of its directors, officers, employees, agents and attorneys (each an "Indemnitee") harmless from all losses, damages, claims, costs or expenses (including attorneys' fees and expenses) resulting from the assignment of the Leases and from all demands that may be asserted against such Indemnitees arising from any undertakings on the part of the Bank to perform any obligations under the Leases. It is understood that the assignment of the Leases shall not operate to place responsibility for the control or management of the Property upon the Bank or any Indemnitee or make them liable for performance of any of the obligations of the Mortgagor under Leases, respecting any condition of the Property or any other agreement or arrangement, written or oral, or applicable law.

5.3  Indemnification Regarding Hazardous Substances. The Mortgagor hereby agrees to defend, and does hereby indemnify and hold harmless each Indemnitee from and against any and all losses, damages, claims, costs or expenses, including, without limitation, litigation costs and attorneys' fees and expenses and fees or expenses of any environmental engineering or cleanup firm incurred by such Indemnitee and arising out of or in connection with the Property or resulting from the application of any current or future law, regulation or ordinance relating to the presence or cleanup of Hazardous Substances on or affecting the Property. The Mortgagor agrees its obligations hereunder shall be continuous and shall survive termination or discharge of this Mortgage and/or the repayment of all debts to the Bank including repayment of all Obligations.

5.4  Indemnitee's Expenses. I f a ny I ndemnitee i s m ade a p arty defendant t o a ny litigation o r a ny claim is threatened or brought against such Indemnitee concerning this Mortgage or the Property or any part thereof or therein or concerning the construction, maintenance, operation or the occupancy or use thereof by the Mortgagor or other person or entity, then the Mortgagor shall indemnify, defend and hold each Indemnitee harmless from and against all liability by reason of said litigation or claims, including attorneys1 fees and expenses incurred by such Indemnitee in connection with any such litigation or claim, whether or not any such litigation or claim is prosecuted to judgment. The within i ndemnification shall survive payment of the Obligations, and/or any termination, release or discharge executed by the Bank in favor of the Mortgagor.

5.5  Waivers. The Mortgagor waives notice of nonpayment, demand, presentment, protest or notice of p rotest o f t he O bligations a nd a II other n otices, c onsents t o a ny r enewals or e xtensions o f t ime o f payment thereof, and generally waives any and all suretyship defenses and defenses in the nature thereof. No delay or omission of the Bank in exercising or enforcing any of its rights, powers, privileges, remedies, immunities or discretion (all of which are hereinafter collectively referred to as "the Bank's rights and remedies") hereunder shall constitute a waiver thereof; and no waiver by the Bank of any default of the Mortgagor hereunder or of any demand shall operate as a waiver of any other default hereunder or of any other demand. No term or provision hereof shall be waived, altered or modified except with the prior written consent of the Bank, which consent makes explicit reference to this Mortgage. Except as provided in the preceding sentence, no other agreement or transaction, of whatsoever nature, entered into between the Bank and the Mortgagor at any time (whether before, during or after the effective date or term of this Mortgage) shall be construed as a waiver, modification or limitation of any of the Bank's rights and remedies under this Mortgage (nor shall anything in this Mortgage be construed as a waiver, modification or limitation of any of the Bank's rights and remedies under any such other agreement or transaction) but all the Bank's rights and remedies not only under the provisions of this Mortgage but also under any such other agreement or transaction shall be cumulative and not alternative or exclusive, and may be exercised by the Bank at such time or times and in such order of preference as the Bank in its sole discretion may determine.

5.6  Waiver of Homestead. To the maximum extent permitted under applicable law, the Mortgagor hereby waives and terminates any homestead rights and/or exemptions respecting the Property under the provisions of any applicable homestead laws, including without limitation. Chapter 188, Section 1, of the General Laws of Massachusetts.

5.7  Severability. )f any provision of this Mortgage or portion of such provision or the application thereof to any person or circumstance shall to any extent be held Invalid or unenforceable, the remainder of this Mortgage (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

5.8  Complete Agreement. This Mortgage and the other Loan Documents constitute the entire agreement and understanding between and among the parties hereto relating to the subject matter hereof, and supersedes all prior proposals, negotiations, agreements and understandings among the parties hereto with respect to such subject matter.

5.9  Binding Effect of Agreement. This Mortgage shall run with the land and be binding upon and  inure to the benefit of the respective heirs, executors, ministrators, legal representatives, successors and assigns of the parties hereto, and shall remain in full force and effect (and the Bank shall be entitled to rely thereon) until all Obligations are fully and indefeasibly paid. The Bank may transfer and assign this Mortgage a nd deliver a ny c ollateral to t he a ssignee, w ho shall thereupon h ave all of the rights of the Bank; and the Bank shall then be relieved and discharged of any responsibility or liability with respect to this Mortgage and such collateral. Except as expressly provided herein or in the other Loan Documents, nothing, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Mortgage or the other Loan Documents.

5.10  Notices. Any notices under or pursuant to this Mortgage s hall be deemed duly received and effective if delivered in hand to any officer of agent of the Mortgagor or the Bank, or if mailed by registered or certified mail, return receipt requested, addressed to the Mortgagor or the Bank at the address set forth in this Mortgage or as any party may from time to time designate by written notice to the other party.

5.11  Governing Law. This Mortgage shall be governed by Massachusetts law without giving effect to the conflicts of laws principles thereof.

5.12  Reproductions. This Mortgage and all documents which have been or may be hereinafter furnished by the Mortgagor to the Bank may be reproduced by the Bank by any photographic, photostatic, microfilm, xerographic or similar process, and any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business).

5.13  Jurisdiction and Venue. The Mortgagor irrevocably submits to the nonexclusive jurisdiction of any Federal or state court sitting in Massachusetts, over any suit, action or proceeding arising out of or relating to this Mortgage. The Mortgagor irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum. The Mortgagor hereby consents to process being served in any such suit, action or proceeding (i) by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Mortgagor's address set forth herein or such other address as has been provided in writing to the Bank and (ii) in any other manner permitted by law, and agrees that such service shall in every respect be deemed effective service upon the Mortgagor.

5.14  JURY WAIVER. THE MORTGAGOR AND THE BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, (A) WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS MORTGAGE, THE OBLIGATIONS, ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND (B) AGREE NOT TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CAN NOT BE, OR HAS NOT BEEN WAIVED. THE MORTGAGOR CERTIFIES THAT NEITHER THE BANK NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED,EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT IN THE EVENT OF ANY SUCH PROCEEDING SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

    EXECUTED under seal as of the date first above written.

Witness:                                                                            Mortgagor:

/s/ Jeffrey B. Bohnet                                                        /s/ Duane C. Bennett
Jeffrey B. Bohnet                                                            Duane C. Bennett

COMMONWEALTH OF MASSACHUSETTS

HAMPDEN, SS.              June 4. , 2003

    Then personally appeared the above-named Duane C Bennett, and acknowledged the foregoing instrument to be the free act and deed of Duane C Bennett, before me,

/s/ Jeffrey S. Bohnet
Jeffrey S. Bohnet